SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): April 29, 2002


                       SECURITY CAPITAL GROUP INCORPORATED
         --------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Maryland
                 -----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

--------------------------------------------------------------------------------

            1-13355                                 36-3692698
    ------------------------           ------------------------------------
    (Commission File Number)           (I.R.S. Employer Identification No.)


                 125 Lincoln Avenue, Santa Fe, New Mexico 87501
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (505) 982-9292
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

Item 5.   Other Events.


            On December 14, 2001, Security Capital Group Incorporated ("Security Capital"), General Electric Capital Corporation ("GE Capital"), and EB Acquisition Corp. ("EB") entered into a Merger Agreement, pursuant to which, and subject to the terms and conditions contained therein, EB will merge with and into Security Capital (the "Merger"), with Security Capital continuing as the surviving corporation. As a result of the Merger, Security Capital will become an indirect wholly owned subsidiary of GE Capital.

            On April 29, 2002, GE Capital and Security Capital issued a joint press release announcing that in accordance with the Merger Agreement, GE Capital elected (the "Stock Election") to make 39,121,830 common shares of beneficial interest of ProLogis Trust beneficially owned by Security Capital a part of the Merger Consideration and to reduce the amount of cash to be included in the Merger Consideration. In accordance with the Merger Agreement, GE Capital has the right to revoke the Stock Election at any time on or before May 4, 2002.

            A copy of the joint press release is attached as Exhibit 99.1 and is hereby incorporated herein by reference.



Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

      (a)  Financial Statements of Businesses Acquired

                  None.

      (b)  Pro Forma Financial Statements

                  None.

      (c)  Exhibits


      Exhibit No.       Document Designation
      ----------        --------------------

Exhibit 99.1 Joint Press Release of General Electric Capital Corporation and Security Capital Group Incorporated

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SECURITY CAPITAL GROUP INCORPORATED



                                    By: /s/ Jeffrey A. Klopf
                                        -----------------------------------
                                        Jeffrey A. Klopf
                                        Senior Vice President and Secretary



Dated:   April 29, 2002

                                  Exhibit Index


Exhibit 99.1 Joint Press Release of General Electric Capital Corporation and Security Capital Group Incorporated